UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PALATIN TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	95-4078884
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4C Cedar Brook Drive Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Palatin Technologies, Inc. 2005 Stock Plan
(Full title of the plan)

Stephen T. Wills, Chief Financial Officer
4C Cedar Brook Drive
Cranbury, New Jersey  08512
 (Name and address of agent for service)

(609) 495-2200
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:
Brian F. Lanter, Attorney at Law, P.C.
117 Bryn Mawr Dr. SE, Suite 104
Albuquerque, NM 87106
(505) 314-1265

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (4)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share (1)	600,190	$0.24	$144,045.60	$8.04
Common Stock, par value $.01 per share (2)	6,250	$0.27	$1,687.50	$0.10
Common Stock, par value $.01 per share (3)	4,393,560	$0.305	$1,340,035.80	$74.77

NOTES TO FEE TABLE:

(1)	Shares of common stock underlying outstanding options with an exercise price of $0.24 per share.

(2)	Shares of common stock underlying outstanding options with an exercise price of $0.27 per share.

(3)	Shares of common stock available for future grants under the 2005 Stock Plan. The proposed maximum offering price per share was calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the registrant’s common stock reported on NYSE Amex on November 13, 2009.

(4)	The maximum number of shares which may be issued under the 2005 Stock Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2005 Stock Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provision.

Explanatory Note

        This Registration Statement on Form S-8 hereby registers 5,000,000 additional shares of Common Stock for issuance under the 2005 Stock Plan. Up to 5,000,000 shares of Common Stock to be issued under the 2005 Stock Plan were previously registered on Form S-8 on February 7, 2008 (File No. 333-149093) and an additional 5,000,000 shares of Common Stock to be issued under the 2005 Stock Plan were previously registered on Form S-8 on October 6, 2005 (File No. 333-128854).

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The information required by Part I is included in documents sent or given to participants in the 2005 Stock Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933 and has been omitted herein in accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission.

1

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference. The following documents are incorporated by reference in this registration statement:

•	annual report on Form 10-K for the year ended June 30, 2009, filed on September 28, 2009

•	quarterly report on Form 10-Q for the quarter ended September 30, 2009, filed on November 13, 2009

•	current report on Form 8-K dated August 12, 2009, filed on August 13, 2009

•	current report on Form 8-K dated August 18, 2009, filed on August 21, 2009

•	current report on Form 8-K dated September 24, 2009, filed on September 29, 2009

•	the description of our common stock contained in our registration statement on Form 8-A filed on December 13, 1999

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Brian F. Lanter, Attorney at Law, P.C., Albuquerque, New Mexico, counsel to the registrant, has given his opinion on certain legal matters relating to the issuance of shares of common stock registered on this registration statement. Mr. Lanter holds 295 shares of our common stock. We have granted Mr. Lanter an option under our 1996 Stock Option Plan to purchase 10,000 shares of common stock at $4.00 per share, with an expiration date of February 6, 2011.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or serving at the request of the corporation in similar capacities, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court having jurisdiction shall determine that such person is fairly and reasonably entitled to indemnity.

        Article V, Section 3 of the registrant’s Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director.

        Article VI of the registrant’s Certificate of Incorporation provides that the registrant shall make the indemnification permitted under Section 145 of the Delaware General Corporation Law, as summarized above, but only (unless ordered by a court) upon a determination by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, or by the stockholders, that the indemnified person has met the applicable standard of conduct. Article VI further provides that the registrant may advance expenses for defending actions, suits or proceedings upon such terms and conditions as the registrant’s Board of Directors deems appropriate, and that the registrant may purchase insurance on behalf of indemnified persons whether or not the registrant would have the power to indemnify such persons under Section 145 of the Delaware General Corporation Law.

        The registrant’s Bylaws contain substantially the same indemnification provisions as the registrant’s Certificate of Incorporation, summarized above.

        The registrant has obtained a directors’ and officers’ liability insurance policy which covers, among other things, certain liabilities arising under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits. The following exhibits are filed with this registration statement, or incorporated by reference as noted:

No.	Description

4.1	Restated Certificate of Incorporation, as amended. Incorporated by reference to Exhibit 3.01 of our report on Form 10-K for the year ended year ended June 30, 2009, filed with the SEC on September 28, 2009.

4.2	Bylaws. Incorporated by reference to Exhibit 3.1 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, filed with the SEC on February 8, 2008.

4.3	2005 Stock Plan, as amended, effective December 7, 2007, March 10, 2009 and May 13, 2009. Incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, filed with the SEC on May 15, 2009.

4.4	Form of amended Option Certificate. Incorporated by reference to Exhibit 10.3 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 14, 2008.

4.5	Form of Executive Officer Option Certificate. Incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 14, 2008.

4.6	Form of amended Restricted Stock Unit Agreement. Incorporated by reference to Exhibit 10.2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 14, 2008.

4.7	Form of Executive Officer Restricted Stock Unit Agreement. Incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008, filed with the SEC on February 13, 2009.

5.1	Opinion of Brian F. Lanter, Attorney at Law, P.C., counsel to the registrant, re legality.*

23.1	Consent of Brian F. Lanter, Attorney at Law, P.C., included in Exhibit 5.1.*

23.2	Consent of KPMG LLP.*

24.1	Power of attorney, included in the signature page of this registration statement.*

*Filed with this registration statement.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranbury, State of New Jersey, on November 17, 2009.

PALATIN TECHNOLOGIES, INC.

By:	/s/ STEPHEN T. WILLS Stephen T. Wills Executive Vice President - Operations and Chief Financial Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Palatin Technologies, Inc., severally constitute Carl Spana and Stephen T. Wills, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Palatin Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ CARL SPANA	President, Chief Executive Officer and Director	November 17, 2009
Carl Spana	(principal executive officer)

/s/ STEPHEN T. WILLS	Executive Vice President - Operations and	November 17, 2009
Stephen T. Wills	Chief Financial Officer
(principal financial and accounting officer)

/s/ JOHN K.A. PRENDERGAST	Chairman and Director	November 17, 2009
John K.A. Prendergast

/s/ PERRY B. MOLINOFF	Director	November 17, 2009
Perry B. Molinoff

/s/ ROBERT K. DEVEER, JR.	Director	November 17, 2009
Robert K. deVeer, Jr.

/s/ ZOLA P. HOROVITZ	Director	November 17, 2009
Zola P. Horovitz

/s/ ROBERT I. TABER	Director	November 17, 2009
Robert I. Taber

/s/ ERROL DE SOUZA	Director	November 17, 2009
Errol De Souza

/s/ J. STANLEY HULL	Director	November 17, 2009
J. Stanley Hull

EXHIBIT INDEX

No.	Description

4.1	Restated Certificate of Incorporation, as amended. Incorporated by reference to Exhibit 3.01 of our report on Form 10-K for the year ended year ended June 30, 2009, filed with the SEC on September 28, 2009.

4.2	Bylaws. Incorporated by reference to Exhibit 3.1 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, filed with the SEC on February 8, 2008.

4.3	2005 Stock Plan, as amended, effective December 7, 2007, March 10, 2009 and May 13, 2009. Incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, filed with the SEC on May 15, 2009.

4.4	Form of amended Option Certificate. Incorporated by reference to Exhibit 10.3 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 14, 2008.

4.5	Form of Executive Officer Option Certificate. Incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 14, 2008.

4.6	Form of amended Restricted Stock Unit Agreement. Incorporated by reference to Exhibit 10.2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 14, 2008.

4.7	Form of Executive Officer Restricted Stock Unit Agreement. Incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008, filed with the SEC on February 13, 2009.

5.1	Opinion of Brian F. Lanter, Attorney at Law, P.C., counsel to the registrant, re legality.*

23.1	Consent of Brian F. Lanter, Attorney at Law, P.C., included in Exhibit 5.1.*

23.2	Consent of KPMG LLP.*

24.1	Power of attorney, included in the signature page of this registration statement.*

*Filed with this registration statement.